SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): June 20, 2005

NEUROCRINE BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22705	33-0525145
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12790 El Camino Real		92130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 617-7600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

     On June 20, 2005, Neurocrine Biosciences, Inc. entered into an employment agreement with Richard Ranieri to serve as Senior Vice President, Human Resources for a term of three years commencing on June 20, 2005 at an initial annual salary of $280,000, subject to annual adjustment by the Board of Directors and Chief Executive Officer. This agreement will automatically renew for three-year periods thereafter unless Neurocrine or Mr. Ranieri gives 90-day notice of termination. Mr. Ranieri has the option to terminate the agreement with 30-day advance written notice to the Company. Mr. Ranieri is eligible for a discretionary annual bonus as determined by the Chief Executive Officer and the Board of Directors, based upon achieving certain performance criteria. Each year, starting in 2006 and continuing for the term of the agreement, Mr. Ranieri will be eligible to receive a stock option award with the number of shares and exercise prices determined by the Board of Directors. The initial equity grant for Mr. Ranieri is 5,000 shares of stock which will vest on June 20, 2009. Mr. Ranieri has also received 80,000 stock options which have been issued through an Employment Commencement Nonstatutory Stock Option Agreement which has been filed as Exhibit 10.2 to this current report on Form 8-K. These options will vest over a four-year period. Neurocrine has also agreed to pay certain costs related to relocating Mr. Ranieri to San Diego.

     In the case of Neurocrine terminating Mr. Ranieri’s employment without cause, or materially reducing the power and duties of his employment without cause, which will be deemed to be a termination, Mr. Ranieri is entitled to continue to receive his salary, health, welfare and retirement benefits for nine months as well as a lump sum payment in an amount equal to a pro rata shares of his annual bonus based on the number of completed months of employment in the fiscal year plus an additional nine months. Additionally, the vesting of all outstanding stock options held by Mr. Ranieri shall be accelerated to vest shares that would have vested over the nine-month period following termination of employment without cause. In the event of termination following a change in control of Neurocrine, Mr. Ranieri would receive the same benefits package as a termination of employment without cause, with the exception that the vesting for all outstanding options would be accelerated and immediately exercisable in full and he would receive a lump-sum severance payment equal to his then annual base salary plus previous year’s annual bonus amount.

     A copy of the employment agreement between Richard Ranieri and Neurocrine Biosciences has been filed as Exhibit 10.1 to this current report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (c) EXHIBIT. The following exhibits are filed herewith.

Exhibit
Number	Description of Exhibit
10.1	Employment agreement dated June 20, 2005, between the Registrant and Richard Ranieri
10.2	Employment Commencement Nonstatutory Stock Option Agreement with Richard Ranieri

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SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 23, 2005	NEUROCRINE BIOSCIENCES, INC.
/s/ PAUL W. HAWRAN
Paul W. Hawran
Executive Vice President and Chief Financial Officer

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